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                                                                    EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Samsonite Holdings Inc.

  We consent to the use of our report dated August 6, 1998 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Denver, Colorado
August 11, 1998